UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/24/2006

W&T Offshore, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32414

Texas	72-1121985
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8 Greenway Plaza, Suite 1330
Houston, TX 77046
(Address of principal executive offices, including zip code)

713.626.8525
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 7.01.    Regulation FD Disclosure

On January 23, 2006, W&T Offshore, Inc. (the "Company") announced that S. James Nelson, Jr. was appointed as a new independent director and as Chairman of the Audit Committee. In connection with his appointment, the board of directors considered the fact that Mr. Nelson is a member of the audit committees of three other public companies, and found that such simultaneous service will not, and does not, impair his ability to effectively serve on the Audit Committee of the board of directors of the Company.

The Company's Audit Committee Charter, as well as its Compensation Committee and Nominating and Corporate Governance Committee Charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on its web site at www.wtoffshore.com. In addition, this information is available in print to any shareholder of the Company who requests it.

Item 9.01.    Financial Statements and Exhibits

(d)                Exhibits.

Exhibit No.        Description

Exhibit 3.1        Amended and Restated Articles of Incorporation (as filed with the Texas Secretary of State on January 28, 2005)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T Offshore, Inc.

Date: February 24, 2006	By:	/s/ Stephen A. Landry
Stephen A. Landry
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-3.1	Amended and Restated Articles of Incorporation (as filed with the Texas Secretary of State on January 28, 2005)